                                 EXHIBIT 10.10

                      ASSIGNMENT AND NOTICE OF ASSIGNMENT


To:  Western-Southern Life Assurance Company (hereinafter "WSLAC")
     318 Broadway
     Cincinnati, OH 45202

Effective October 20, 1995, James Mitchell & Co., JMC Insurance Services Corporation and JMC Financial Corporation (hereinafter collectively referred to as "JMC") hereby assign to Barnett Annuities Corporation ("Barnett") all of JMC's right, title and interest in and to any and all commissions earned after August 15, 1995, but unpaid, and all hereafter earned on additional premiums received on flexible premium deferred annuity contracts sold by JMC between January 1, 1992 and August 15, 1995 (hereinafter, "FPDAs") to customers of Barnett Banks, Inc. pursuant to the Sales Agreement dated January 1, 1992 between JMC and WSLAC. In addition, JMC hereby assigns to Barnett any and all monthly asset (renewal) fees earned after August 31, 1995 by JMC as a result of the sale of FPDAs by JMC to customers of Barnett Banks, Inc. pursuant to the above-referenced Sales Agreement. Chargebacks processed by WSLAC on or after August 15, 1995 pursuant to Schedule B, paragraph 2 of the Sales Agreement may be offset in whole or in part, at the option of WSLAC, and deducted from amounts payable to Barnett by virtue of this Assignment and the separate Supplemental Agreement between WSLAC and Barnett.

Barnett hereby accepts the foregoing assignment and assumes the liability and obligations for payment of any chargebacks by WSLAC with respect to the FPDAs after August 15, 1995. Barnett acknowledges that this Assignment, as between Barnett and WSLAC, will be effected and implemented through the separate Supplemental Agreement between said parties, executed and delivered concurrently herewith.

All amount payable to Barnett Annuities Corporation pursuant to this Assignment shall be transmitted to:

          Barnett Annuities Corporation
          9000 Southside Blvd., Bldg. 100
          Jacksonville, FL 32256

Executed as of October 20, 1995.

James Mitchell & Co.
JMC Insurance Services Corporation
JMC Financial Corporation                     Barnett Annuities Corporation

By:  /s/James K. Mitchell                     /s/ Joel Kaye
     ---------------------------------        ----------------------------------
     James K. Mitchell, Chairman & CEO        Joel Kaye, President

                             ACCEPTANCE AND RELEASE

     Western-Southern Life Assurance Company ("WSLAC") hereby acknowledges receipt of the Assignment and Notice of Assignment ("Assignment") executed as of October 20, 1995 between James Mitchell & Co., JMC Insurance Services Corporation and JMC Financial Corporation (collectively, "JMC") and Barnett Annuities Corporation ("Barnett"), with respect to payment of new business commissions and monthly asset (renewal) fees on flexible premium deferred annuity contracts ("FPDAs") underwritten by WSLAC and sold by JMC to customers of Barnett Banks, Inc. between January 1, 1992 and August 15, 1995 , pursuant to that certain Sales Agreement dated January 1, 1992, by and between JMC and WSLAC (the "Sales Agreement").

     In consideration for WSLAC's approval of and consent to the assignment, and for other good and valuable consideration, WSLAC and JMC agree as follows:

     1. WSLAC hereby consents to and approves the Assignment. WSLAC further acknowledges that the Assignment, as between WSLAC and Barnett, will be effected and implemented by a separate Supplemental Agreement between WSLAC and Barnett, executed and delivered concurrently herewith.

     2.   The Sales Agreement is hereby terminated, except that, as provided in
Section 10(c) of the Sales Agreement, Sections 5, Joint Duties and Obligations, 8, Compensation of Agent (subject to the Assignment), and 9, Indemnification, of the Sales Agreement shall survive the within termination and do continue in full force and effect.

     3. JMC hereby releases and discharges WSLAC from all claims, liabilities or causes of action arising from or relating to the payment of any and all compensation, paid by WSLAC to Barnett, which is the subject of the Assignment.


Executed as of November 13, 1995


Western-Southern Life Assurance Company

By:    /s/ William F. Ledwin           By:  /s/Jill T. McGruder
    -------------------------------        -------------------------------------

     Senior Vice President                  Executive Vice President
     ------------------------------        -------------------------------------


James Mitchell & Co.
JMC Insurance Services Corporation
JMC Financial Corporation

By:    /s/James K. Mitchell
    --------------------------------
   James K. Mitchell, Chairman & CEO